UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☑	Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
The Dixie Group, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registrant Statement No.:

	3)	Filing Party:

	4)	Date Filed:

THE DIXIE GROUP, INC.
475 Reed Road
Dalton, Georgia 30720
(706) 876-5800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Corporate Office, 475 Reed Road, Dalton, Georgia, on May 2, 2018 at 8:00 a.m., Eastern Time, for the following purposes:

1.	To elect eight individuals to the Board of Directors for a term of one year each;

2.	To cast an advisory vote on the Company’s Executive Compensation for its named executive officers (“Say-on-Pay”);

3.	To cast an advisory vote on the frequency of future say-on-pay votes;

4.	To ratify appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2018; and

5.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on February 23, 2018, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Dixie Group, Inc.
Daniel K. Frierson
Chairman of the Board

Dalton, Georgia
Dated: March 23, 2018

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

Important Notice

Regarding Internet

Availability of Proxy Materials

for the

Annual Meeting of Shareholders

to be held on

May 2, 2018

The proxy statement and annual report to shareholders are available under "Annual Report and Proxy Materials" at www.thedixiegroup.com/investor/investor.html.

THE DIXIE GROUP, INC.
475 Reed Road
Dalton, Georgia 30720
Phone (706) 876-5800

ANNUAL MEETING OF SHAREHOLDERS
May 2, 2018

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 23, 2018, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on February 23, 2018.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) elect eight (8) individuals to the Board of Directors for a term of one year each, (ii) cast an advisory vote on the Company’s executive compensation for its named executive officers; (iii) cast an advisory vote on the frequency of the shareholder advisory vote on executive compensation; (iv) ratify the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2018, and (v) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote (i) FOR electing the eight (8) nominees for director; (ii) FOR approving the Company’s executive compensation of its named executive officers; (iii) FOR setting the frequency of the shareholder advisory vote on executive compensation at an annual vote; (iv) FOR ratifying the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2018.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on February 23, 2018, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. In accordance with the Company’s Charter, each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of February 23, 2018, 15,279,812 shares of Common Stock, representing 15,279,812 votes, were held of record by approximately 2,800 shareholders (including an estimated 2,400 shareholders whose shares are held in nominee names) and 861,499 shares of Class B Common Stock, representing 17,229,980 votes, were held by 10 individual shareholders, together representing an aggregate of 32,509,792 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR electing the eight (8) nominees for director; (ii) FOR approving the Company’s executive compensation of its named executive officers; (iii) FOR setting the frequency of the shareholder advisory vote on executive compensation at an annual vote; (iv) FOR ratifying the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2018.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by (i) delivering to the Corporate Secretary of the Company a written notice of revocation bearing a later date than the Proxy, (ii) submitting a later-dated, properly executed Proxy, or (iii) revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 2007, Dalton, Georgia 30722-2007, Attention: Derek Davis.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, Lowry F. Kline and Michael L. Owens. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In accordance with Tennessee law, Directors are elected by the affirmative vote of a plurality of the votes cast in person or by Proxy at the Annual Meeting.

Approval of the Company’s executive compensation for its named executive officers will be deemed to have been obtained if the number of votes properly cast in favor of such compensation exceeds the number of votes cast against such compensation.

With respect to the advisory vote on the frequency of say-on-pay advisory votes, the option that receives the highest number of votes will be deemed to have been selected by shareholders.

Ratification of the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2018 will be approved if the votes properly cast favoring ratification exceed the votes cast opposing ratification.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered to be affirmative or negative votes. Abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes.

A copy of the Company’s Annual Report for the year-ended December 30, 2017, is enclosed herewith.

The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxy holders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on February 23, 2018, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

The following is information regarding beneficial owners of more than 5% of the Company's Common Stock or Class B Common Stock. Beneficial ownership information is also presented for (i) the executive officers named in the Summary Compensation Table; (ii) all directors and nominees; and (iii) all directors and executive officers, as a group, as of February 23, 2018 (except as otherwise noted).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class
Daniel K. Frierson
111 East and West Road	Common Stock	979,383	(3)	6%
Lookout Mountain, TN 37350	Class B Common Stock	861,499	(4)	100.0%

Dimensional Fund Advisors, L.P.
Palisades West, Building One,
6300 Bee Cave Road	Common Stock	1,103,000	(5)	7.2%
Austin, TX 78746

Hodges Capital Holdings, Inc.
2905 Maple Avenue	Common Stock	1,762,240	(6)	11.5%
Dallas, TX 75201

Royce & Associates, LLC
745 Fifth Avenue	Common Stock	1,549,912	(7)	10.1%
New York, NY 10151

Robert E. Shaw
115 West King Street	Common Stock	1,125,000	(8)	7.4%
Dalton, GA 30722-1005

Terry Ledbetter, Jr.
400 West Louisiana Street	Common Stock	806,958	(9)	5.3%
McKinney, TX 75009

Wells Fargo & Company
420 Montgomery Street	Common Stock	1,753,472	(10)	11.5%
San Francisco, CA 94163

Additional Directors and Executive Officers	Title of Class	Number of Shares Beneficially Owned (1)		% of Class

William F. Blue, Jr.	Common Stock	22,771	(10)	*

Charles E. Brock	Common Stock	14,541	(11)	*

Paul B. Comiskey	Common Stock	96,203	(12)	*

W. Derek Davis	Common Stock	69,409	(13)	*

Jon A. Faulkner	Common Stock	138,236	(14)	*

D. Kennedy Frierson, Jr.	Common Stock	218,456	(15)	1.3%
	Class B Common Stock	187,751	(4)	21.8%

E. David Hobbs	Common Stock	6,140	(16)	*

Walter W. Hubbard	Common Stock	25,401	(17)	*

Lowry F. Kline	Common Stock	57,899	(18)	*

Hilda S. Murray	Common Stock	14,541	(20)	*

John W. Murrey, III	Common Stock	43,679	(21)	*

T.M. Nuckols, Jr.	Common Stock	20,000	(22)

Michael L. Owens	Common Stock	10,375	(23)	*

All Directors, Named Executive Officers and	Common Stock	1,717,034	(24)	10.6%
Executive Officers as Group (14 Persons) **	Class B Common Stock	861,499	(25)	100.0%

* Percentage of shares beneficially owned does not exceed 1% of the Class.

** The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 17,895,079 votes or 55% of the total vote.

(1)
Under the rules of the Securities and Exchange Commission and for the purposes of these disclosures, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)
Does not include 227,219 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson is a fiduciary and for which Bank of America, N.A. serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction. Participants may also direct the disposition of such shares. Accordingly, for purposes of these disclosures, shares held for participants in the 401(k) Plan are reported as beneficially owned by the participants.

(3)	Mr. Daniel K. Frierson's beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Number of Shares Common Stock		Number of Shares Class B Common Stock
Shares held outright	3,263		394,350	(a)
Shares held in his Individual Retirement Account	3,567	(a)	17,061	(a)
Shares held in 401(k) Plan	796	(a)	—
Shares held by his wife	—		94,879	(c)
Shares held by his children, their spouses and grandchildren	51,508	(b)	245,973	(c)
Unvested restricted stock	8,750	(a)	103,750	(a)
Shares held by family Unitrust	—		5,486	(a)
Exercisable Stock Option	50,000	(a)	—
Deemed conversion of his Class B Common Stock	861,499		—
Total	979,383		861,499
(a) Sole voting and investment power
(b) Shared voting and investment power
(c) Sole voting and shared investment power

(4)
The 861,499 includes 340,852 shares of Class B Common Stock are held subject to a Shareholder's Agreement among Daniel K. Frierson, his wife, two of their five children (including D. Kennedy Frierson, Jr.) and certain family trusts which hold Class B Common Stock, pursuant to which Daniel K. Frierson has been granted a proxy to vote such shares. The Shareholder's Agreement relates only to shares of Class B Common Stock held by each of the parties to the agreement. Pursuant to the agreement Daniel K. Frierson is granted a proxy to vote such shares of Class B Common Stock so long as they remain subject to the agreement. The Class B Common Stock is convertible on a share for share basis in to shares of Common Stock; however, upon conversion such shares are no longer subject to the agreement. Nevertheless, the parties to the agreement may be deemed to be members of a "group" for purposes of Section 13(d) of the act and for purposes of reporting beneficial ownership of the Common Stock of The Dixie Group, Inc., and accordingly Daniel K. Frierson, and the other parties to the agreement have jointly filed a report on Schedule 13(d) reporting beneficial ownership of the Common Stock which they own.

(5)
Dimensional Fund Advisors, L.P. has reported beneficial ownership of an aggregate of 1,103,000 shares of Common Stock, as follows: 1,079,869 shares of Common Stock, for which it has sole voting power, and 1,103,000 shares of Common Stock for which it has sole dispositive power. The reported information is based upon the Schedule 13G filed by Dimensional Fund Advisors, L.P. with the Securities and Exchange Commission on February 9, 2018.

(6)
Hodges Capital Holdings, Inc. Craig Hodges, First Dallas Securities, Inc., Hodges Capital Management, Inc., Hodges Fund, and Hodges Pure Contrarian Fund has reported beneficial ownership of an aggregate of 1,762,240 shares of Common Stock. Hodges Capital Holdings, Inc. reports having shared voting power of 1,582,000 and 1,762,240 shared dispositive power. The reported information is based upon the Schedule 13G filed by Hodges Capital Holdings, Inc. with the Securities and Exchange Commission on February 5, 2018.

(7)
Royce & Associates LLC has reported beneficial ownership of 1,549,912 shares of Common Stock for which it has sole dispositive power and sole voting power. The reported information is based upon the Schedule 13G filed by Royce & Associates LP with the Securities and Exchange Commission on January 22, 2018.

(8)
Robert E. Shaw has reported the beneficial ownership of an aggregate of 1,125,000 shares of Common Stock for which he has 1,125,000 shared voting power and 1,125,000 shared dispositive power. The reported information is based upon the Schedule 13G filed by Mr. Shaw with the Securities and Exchange Commission on February 1, 2018.

(9)
Terry Ledbetter, Jr. has reported the beneficial ownership of an aggregate of 806,958 shares of Common Stock for which he has 424,008 shared voting power and 806,958 shared dispositive power. The reported information is based upon the Schedule 13G filed by Kopion Asset Management, LLC and Mr. Ledbetter, founder and manager of Kopion Asset Management, LLC, with the Securities and Exchange Commission on January 25, 2018.

(10)
Wells Fargo & Company has reported the beneficial ownership of an aggregate of 1,753,472 shares of Common Stock, on behalf the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Wells Fargo Bank, National Association and Wells Fargo Clearing Services, LLC. It has reported 904,675 shares of Common Stock for which it has shared voting power. The reported information is based on a Form 13G filed on January 17, 2018.

(10)	Mr. William F. Blue's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	12,609
Performance Units, convertible into shares of Common Stock on retirement as a director	10,162
Total	22,771

(11)	Mr. Charles E. Brock's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	14,541
Total	14,541

(12)	Mr. Paul B. Comiskey's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	51,403
Unvested Restricted Stock	26,000
Held in 401(k) Plan	800
Exercisable Stock Options	18,000
Total	96,203

(13)	Mr. W. Derek Davis's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	53,552
Shares held by his wife	4,500
Unvested Restricted Stock	4,600
Held in 401(k) Plan	4,257
Exercisable Stock Options	2,500
Total	69,409

(14)	Mr. Jon A. Faulkner's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	55,693
Unvested Restricted Stock	71,543
Exercisable Stock Options	11,000
Total	138,236

(15)	Mr. D. Kennedy Frierson Jr.'s beneficial ownership may be summarized as follows:

	Number of Shares Common Stock	Number of Shares Class B Common Stock
Shares held outright	—	89,038	(a)
Shares held by his wife	100	—
Shares held in trust(s) for children	2,585	15,540	(a)
Shares held in 401(k)	2,301	—
Unvested Restricted Stock	3,719	83,173	(a)
Exercisable Stock Options	22,000	—
Deemed conversion of Class B Stock	187,751	—	(a)
Total	218,456	187,751

(a)	Subject to Shareholder's Agreement described in Note (4), above. Mr. Kennedy Frierson has sole investment power, and no voting power with respect to such shares.

(16) Mr. E. David Hobbs' beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	4,215
Unvested Restricted Stock	1,925
Total	6,140

(17)	Mr. Walter W. Hubbard's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	25,401
Total	25,401

(18)	Mr. Lowry F. Kline's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	31,198
Performance Units, convertible into shares of Common Stock on retirement as a director	26,701
Total	57,899

(20)	Ms. Hilda S. Murray's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	14,541
Total	14,541

(21)	Mr. John W. Murrey's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	3,468
Held by wife	500
Performance Units, convertible into shares of Common Stock on retirement as a director	39,711
Total	43,679

(22)	Mr. T.M. Nuckols, Jr.'s beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Unvested Restricted Stock	20,000
Held in 401(k) plan	—
Exercisable Stock Options	—
Total	20,000

(23)	Mr. Michael L. Owens' beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	10,375
Total	10,375

(24)
Includes: (i) 215,401 shares of Common Stock owned directly by individuals in this group; (ii) 8,154 shares of Common Stock allocated to accounts in the 401(k) Plan of members of this group; (iii) options, which are either immediately exercisable, or exercisable within 60 days of the Record Date to purchase 118,500 shares of Common Stock; (iv) options which are not yet vested of 110,000 shares of Common Stock; (v) 141,432 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company's non-employee directors; (vi) 81,508 shares of Common Stock owned by immediate family members of certain members of this group; (vii) 3,567 shares held in individual retirement accounts; (viii) 136,537 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such individuals; and (ix) 861,499 shares of Class B Common Stock held by individuals in this group, that could be converted on a share for share basis into shares of Common Stock.

(25)	Includes: (i) 861,499 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above.

PROPOSAL ONE
ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

William F. Blue, Jr., age 59, is Chairman of the Board of The Hopeway Foundation in Charlotte, North Carolina. From 2008 until his retirement in 2014, he served as Vice Chairman of Investment Banking and Capital Markets, part of Wells Fargo Securities, LLC, in Charlotte. Throughout his 29-year investment banking career, he represented foreign and domestic corporations in financing and advisory assignments, including acquisitions, divestitures, recapitalizations, fairness opinions, and public and private equity and debt offerings. From 1998 until 2008, Mr. Blue served as group head of the Wachovia Consumer and Retail Investment Banking group. Before joining Wachovia, he was a managing director in the Mergers and Acquisitions group of NationsBanc Montgomery Securities, the predecessor firm to Banc of America Securities. Mr. Blue is a member of the Company's Audit Committee, the Company's Compensation Committee and the Company's Executive Committee. He has been a director of the Company since October 2014.

Charles E. Brock, age 53, is the President and Chief Executive Officer of Launch Tennessee, a public-private partnership, focused on the development of high-growth companies in Tennessee. Previously, he served as the Executive Entrepreneur of The Company Lab, a Chattanooga organization that serves as “the Front Door for Entrepreneurs” in Southeast Tennessee and one of Launch Tennessee's regional accelerators. Mr. Brock was a founding partner of the Chattanooga Renaissance Fund, a locally based angel investment group. Mr. Brock also serves as a director of Four Bridges Capital Advisors, a Chattanooga based boutique investment bank as well as director of Pinnacle Financial Partners. Mr. Brock is a member of the Company’s Audit Committee and a member of the Company's Nominations and Corporate Governance Committee. He has been a director of the Company since 2012.

Daniel K. Frierson, age 76, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of specialized equipment for building and restoring the world’s infrastructure headquartered in Chattanooga, Tennessee, and Printpack, Inc., a world leading Flexible Packaging Company, headquartered in Atlanta, Georgia. Mr. Frierson is Chairman of the Compensation Committee.

D. Kennedy Frierson, Jr., age 51, is Chief Operating Officer of the Company, a position he has held since 2009. He has been President of Masland Residential, General Manager of Dixie Home, President of Bretlin as well as various other positions in operations, sales and senior management of the Company since 1998. He has been a director of the Company since 2012.

Walter W. Hubbard, age 74, served as President and Chief Executive Officer of Honeywell Nylon, Inc., a wholly-owned subsidiary of Honeywell International, a manufacturer of nylon products from 2003 until his retirement in 2005. Prior to becoming President of Honeywell Nylon, Mr. Hubbard served as Group Vice President, Fiber Products of BASF Corporation from 1994 until 2003. Mr. Hubbard is a member of the Company’s Audit Committee and the Company's Compensation Committee. He has been a director of the Company since 2005.

Lowry F. Kline, age 77, served as a director of Coca-Cola Enterprises, Inc. from April 2000 until April 2008, serving as Chairman from April 2002 until April 2008, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 until January 2004 and from December 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with said company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a member of the Board of Directors of Jackson Furniture Industries, Inc., headquartered in Cleveland, Tennessee and is a former director of McKee Foods Corporation, headquartered in Collegedale, Tennessee. Mr. Kline is Chairman of the Company’s Compensation Committee and a member of the Company’s Audit Committee and a member of the Company’s Executive Committee. He has been a director of the Company since 2004.

Hilda S. Murray, age 63, is the Corporate Secretary and Executive Vice President of TPC Printing & Packaging, a specialty packaging and printing company in Chattanooga, TN. She is also founder and President of Greener Planet, LLC, an environmental compliance consultant to the packaging and printing industry. Ms. Murray is a member of the Company’s Audit Committee and the Company’s Governance Committee. She has been a director of the Company since 2012.

Michael L. Owens, age 61, is Assistant Dean of Graduate Programs and Lecturer in the College of Business at the University of Tennessee at Chattanooga, Chattanooga, Tennessee. Prior to joining the University of Tennessee at Chattanooga, Mr. Owens was President of Coverdell & Company, Atlanta, Georgia. Prior to joining Coverdell, he was Senior Vice President and Chief Operating Officer of Monumental Life Insurance Company. He has been a director of the Company since 2014 and is Chairman of the Company's Audit Committee.
D. Kennedy Frierson, Jr., the Company’s Vice President and Chief Operating Officer, is the son of Daniel K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

Considerations with Respect to Nominees

In selecting the slate of nominees for 2018, the independent directors of the Board considered the familiarity of the Company’s incumbent Directors with the business and prospects of the Company, developed as a result of their service on the Company’s Board. The Board believes that such familiarity will be helpful in their service on the Company’s Board. With respect to all nominees, the independent directors of the Board noted the particular qualifications, experience, attributes and skills possessed by each nominee. These qualifications are reflected in the business experience listed under each nominee’s name, above. In order of the list of nominees, such information may be summarized as follows: Mr. Blue is an experienced investment banker having been Vice Chairman of Wells Fargo Securities and involved with capital formation, mergers, acquisitions and financing of various types of ventures. Mr. Brock is experienced in establishing new businesses having been involved in the establishment of both Foxmark Media and CapitalMark Bank and Trust. Mr. Daniel K. Frierson has served with the Company in several management and executive capacities his entire adult life, and has been Chief Executive Officer since 1980 and a Board member since 1973. In such capacity, he has been instrumental in planning and implementing the transition of the Company to its current position as a manufacturer of residential and commercial floorcovering products. Additionally, Mr. Frierson has experience as a board member of other public companies as well as significant trade group experience relevant to the Company’s business. He is well known and respected throughout the industry. Mr. D. Kennedy Frierson, Jr. has served with the Company in various capacities since 1992. He is currently Chief Operating Officer and has most recently led the Company’s Masland Residential business. Mr. Hubbard has highly relevant industry experience with businesses that are fiber producers and fiber suppliers, and that have served as fiber suppliers to the Company. Mr. Hubbard’s experience in the management of Honeywell Nylon and BASF Corporation, as outlined above, has given him valuable experience in management, relevant to his duties as a Director of the Company. Ms. Murray has a long history of executive management experience at TPC Printing and Packaging, a provider to the specialty packaging business as well as experience with environmental controls and footprint through Greener Planet. Mr. Kline has a long history of management and board level experience with the world’s largest bottler and distributor of Coca Cola Products. Additionally, he has an extensive background in business, corporate and securities law. Mr. Kline has served as a Director of the Company for several years, as reflected above, and chairs the Company’s Compensation Committee. Mr. Owens has extensive business and management experience, having served as President of Coverdell & Company prior to joining the University of Tennessee at Chattanooga. In addition, he has auditing experience having been employed as a certified public accountant and is Chairman of the Company's Audit Committee

The Board of Directors recommends that the Company’s shareholders vote FOR electing the eight (8) nominees for director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of the Board of Directors

The Board of Directors of the Company met five (5) times in 2017.

Committees, Attendance, and Directors' Fees

     The Company has a standing Executive Committee, Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee. Copies of the Charters of the Company’s Audit Committee, Compensation Committee and Nominations and Corporate Governance Committees may be found on the Company’s website at www.thedixiegroup.com/investor/investor.html.

Members of the Executive Committee are Daniel K. Frierson, Chairman, William F. Blue, Jr. and Lowry F. Kline. Except as otherwise limited by law or by resolution of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Executive Committee exercises between the meetings of the full Board of Directors. The Executive Committee met two (2) times in 2017.

Members of the Audit Committee are Michael L. Owens, Chairman, William F. Blue, Jr., Charles E. Brock, Walter W. Hubbard, Lowry F. Kline, Hilda S. Murray, and John W. Murrey, III. All of the members of the Audit Committee are “independent directors” as that term is defined by applicable regulations and rules of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Audit Committee approves the type of services to be provided and the estimated fees related to those services.

The Audit Committee met four (4) times in 2017.

Members of the Compensation Committee are Lowry F. Kline, Chairman, William F. Blue, Jr., and Walter W. Hubbard. The Compensation Committee administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee acts pursuant to a written Charter adopted by the Board of Directors.

The Compensation Committee may request recommendations from the Company’s management concerning the types and levels of compensation to be paid to the Company’s executive officers. Additionally, the Compensation Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Compensation Committee actions with respect to Compensation of Executive Officers in 2017, see Compensation Discussion and Analysis - Compensation for 2017.

Annually, the Compensation Committee reviews the performance of the Chief Executive Officer against goals and objectives established by the Committee as part of the process of determining his compensation. The Compensation Committee reports to the Board on its performance review.

The Compensation Committee met two (2) times in 2017.

The members of the Nominations and Corporate Governance Committee in 2017 were John W. Murrey, III, Chairman, Charles E. Brock, and Hilda S. Murray. The Nominations and Corporate Governance Committee develops and recommends for board approval corporate governance guidelines.

The Nominations and Corporate Governance Committee’s Charter includes the duties of a nominating committee. Nominees approved by a majority of the Committee are recommended to the full Board. In selecting and approving director nominees, the Committee considers, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company. The Committee believes continuity in leadership and board tenure increase the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Committee will generally give priority as potential candidates to those incumbent directors interested in standing for re-election who have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The Nominations and Corporate Governance Committee also considers the following in selecting the proposed nominee slate:

•	at all times at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with relevant regulatory and NASD standards;

•	at all times at least three members of the Board must satisfy heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert”.

In selecting the current slate of director nominees, the Committee considered overall qualifications and the requirements of the makeup of the Board of Directors rather than addressing separate topics such as diversity in its selection. The Board considered the value of the incumbents’ familiarity with the Company and its business as well as the considerations outlined above under the heading Considerations with Respect to Nominees.

The Nominations and Corporate Governance Committee met one (1) time in 2017.

Board Leadership Structure

Mr. Daniel K. Frierson currently serves as the Chairman of the Board and the Chief Executive Officer of the Company. The positions of Chief Executive Officer and Chairman of the Board are combined. Executive sessions of the Board are chaired by the chairman of the Compensation Committee, Lowry F. Kline, who, as noted above, has extensive management and Board experience independent of his experience with the Company. Mr. Kline and the independent directors set their own agenda for meetings in executive session and may consider any topic relevant to the Company and its business. The Company believes that regular, periodic, meetings held in executive session, in the absence of management members or management directors, provide the Board an adequate opportunity to review and address issues affecting management or the Company that require an independent perspective. Additionally, the Company’s Audit Committee holds separate executive sessions with the Company’s independent registered public accounts, internal auditor and management. The Audit Committee also sets its own agenda and may consider any relevant topic in its executive sessions.

Director Attendance

During 2017, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events.

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $36,000, payable one-half in cash and one-half in value of Performance Units (subject to a $5.00 per share minimum value for determination of the number of performance units to be issued). Performance Units are redeemable upon a director’s retirement for an equivalent number of shares of the Company’s Common Stock. In addition to the annual retainer, directors who are not employees of the Company receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Chairmen of the Audit and Compensation committees receive an additional annual payment of $8,000 and the Chairmen of the Nominations and Corporate Governance Committee receives an additional annual payment of $4,000. For an additional discussion of Director Compensation, see the tabular information below under the heading, “Director Compensation.”

Independent Directors

The Board has determined that William F. Blue, Jr., Charles E. Brock, Walter W. Hubbard, Lowry F. Kline, Hilda S. Murray, and Michael L. Owens are independent within the meaning of the standards for independence set forth in the Company’s corporate governance guidelines, which are consistent with the applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ standards.

Executive Sessions of the Independent Directors

The Company’s independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board, with the chair of the Compensation Committee serving as chair of such executive sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it, the Company believes that, during fiscal year 2017, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company's Common Stock have been met.

Management Succession

Periodically, the Board reviews a succession plan, developed by management, addressing the policies and principles for selecting successors to the Company’s executive officers, including the Company’s CEO. The succession plan includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the Company’s executive officers.

Certain Transactions between the Company and Directors and Officers

The Company’s Nominations and Corporate Governance Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC’s Regulation S-K, Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC’s rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company, and require that all such transactions be identified by management and disclosed to the committee for review. If required and appropriate under the circumstances, the committee will consider such transactions for approval or ratification. Full disclosure of the material terms of any such transaction must be made to the committee, including:

•	the parties to the transaction and their relationship to the Company, its directors and officers;

•	the terms of the transaction, including all proposed periodic payments; and

•	the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

Certain Related Party Transactions

During its fiscal year ended December 30, 2017, the Company purchased a portion of its product needs in the form of fiber, yarn, and carpet from Engineered Floors, an entity substantially controlled by Robert E. Shaw, a shareholder of the Company. Mr. Shaw has reported holding approximately 7.4% of the Company’s Common Stock, which, as of year-end, represented approximately 3.5% of the total vote of all classes of the Company’s Common Stock. Engineered Floors is one of several suppliers of such products to the Company. Total purchases from Engineered Floors for 2017 were approximately $7.2 million; or approximately 2.3% of the Company’s cost of goods sold in 2017. In accordance with the terms of its charter, the Compensation Committee reviewed the Company’s supply relationship with Engineered Floors. The dollar value of Mr. Shaw’s interest in the transactions with Engineered Floors is not known to the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of seven members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent registered public accountants.
The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 30, 2017 (the “Audited Financial Statements”). In addition, the Committee has discussed with Dixon Hughes Goodman LLP all matters required by applicable auditing standards.
The Committee also has received the written report, disclosure and the letter from Dixon Hughes Goodman required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and Dixon Hughes Goodman LLP such other matters and received such assurances from them as the Committee deemed appropriate.
Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Company’s Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 30, 2017, to be filed with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Michael L. Owens, Chairman
William F. Blue, Jr.
Charles E. Brock
Walter W. Hubbard
Lowry F. Kline
Hilda S. Murray
John W. Murrey, III

AUDIT COMMITTEE FINANCIAL EXPERT
The Board has determined that Michael L. Owens, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Rule 10A-3(b)(l) of the Securities Exchange Act of 1934 of the Securities Exchange Act of 1934. For a brief list of Mr. Owens’ relevant experience, please refer to Mr. Owens’ biographical information as set forth in the Election of Directors section of this proxy statement. Additionally, the Board believes the remaining members of the Audit Committee would qualify as audit committee financial experts, within the meaning of applicable rules, based on each individual's qualification and expertise.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee sets compensation for the Company’s executive officers, and its decisions are reported to and reviewed by the Board of Directors. The Compensation Committee currently consists of three independent directors chosen annually by the Board.
Compensation of the Company’s executive officers is intended to be competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Committee may review relevant, publicly available data and, from time to time, it may receive advice and information from professional compensation consultants.
The Elements of Executive Officer Compensation
Compensation for each of the Company’s executive officers consists generally of base salary, retirement plan benefits and other customary employment benefits, as well as potential cash incentive awards and stock plan awards pursuant to an annual incentive plan reviewed and adopted by the Committee at the beginning of each year. The annual incentive plan is customarily structured so that a significant portion of each executive’s potential annual compensation may consist of equity awards, the award value of which is tied to accomplishing both financial and non-financial goals and objectives.
Compensation for 2017.

Effective February 20, 2017, the Compensation Committee selected performance goals and a range of possible incentives for the Company’s 2017 Incentive Compensation Plan (the “2017 Plan”). Pursuant to the 2017 Plan, each executive officer had the opportunity to earn a Cash Incentive Award, a Primary Long-Term Incentive Award of restricted stock, and an award of restricted stock denominated as “Career Shares.” The potential range of cash incentives and conditions to vesting of the restricted stock awards are described below.

For 2017, each executive officer also received customary retirement plan benefits and other customary employment benefits, as in prior years.

Salary for 2017. The base salaries for the executive officers were not adjusted during 2017, except we increased Mr. Hobbs compensation to $250,000 in February 2017. See the 2017 Summary Compensation Table for a tabular presentation of the amount of salary and other compensation elements paid in proportion to total compensation for each named executive officer.
Potential Incentive Awards for 2017. The CEO and all executive officers whose responsibilities primarily relate to corporate level administration had the opportunity to earn a cash payment ranging from 15% to no more than 105% of such executive’s base salary (from 45% to 105% for the Chief Executive Officer and Chief Operating Officer, and from 30% to 90% for the Chief Financial Officer and from 15% to 75% for all other officers). Fifty percent of the amount of the potential award was based on achievement of specified levels of operating income from continuing operations for the Company, as adjusted for unusual items, 30% of the amount was based on achievement of specified levels of operating income of the Company’s residential business operations, as adjusted for unusual items, and 20% of the amount was based on achievement of specified levels of the Company’s commercial business operating income, as adjusted for unusual items.
Executive officers whose responsibilities primarily relate to one of the Company’s business units, had the opportunity to earn a cash payment ranging from 15% to no more than 75% of such participant’s base salary. Fifty five percent of the amount was based on achievement of specified levels of their annual business unit operating income, as adjusted for unusual items, 30% was based on the achievement of specified levels of the Company’s consolidated operating income, as adjusted for unusual items, and 15% was based on achievement of specified levels of the annual operating income of the Company’s other business units, as adjusted for unusual items.
Primary Long-Term Incentive Share Awards and Career Shares Awards for 2017. The incentive plan provided for two possible awards of restricted stock: Primary Long-Term Incentive Share Awards and Career Share Awards. Receipt of the Primary Long-Term Incentive Share Awards was contingent on the Company’s achievement of minimum levels of adjusted operating income and, in the case of Career Share Awards was contingent on the Company's having a profitable operating income, as adjusted.
The Primary Long-Term Incentive Share Award was designed as a possible award of restricted shares, in value equal to no more than 35% of the executive’s base salary as of the beginning of 2017 plus any cash incentive award paid for such year. Any Primary Long-Term Incentive Share Awards, if earned, vest ratably over three years.
Career Shares were designed as a possible award of restricted stock valued at 20% of each executive officer’s base salary as of the beginning of the year, excluding the Company’s Chief Operating Officer and Chief Financial Officer. The level of career share awards was set at 35% and 30%, respectively, of the Chief Operating Officer’s and Chief Financial Officer’s base salary for 2017.

In accordance with past practice, any such award, if earned, would be granted in 2018. For participants age 61 or older, the Career Share Awards vest ratably over two years from the date of the grant. For the participants age 60 or younger, shares vest ratably over five years from the date of grant after the participant reaches age 61.
Additionally, all Share Awards are subject to vesting or forfeiture under certain conditions as follows: death, disability or a change in control will result in immediate vesting of all Share Awards; termination without cause will also result in immediate vesting of all Career Share Awards and in immediate vesting of that portion of Long-Term Incentive Share Awards that have been expensed; voluntary termination of employment prior to retirement, or termination for cause will result in forfeiture of all unvested awards; to the extent that the Company has recognized compensation expense related to the shares subject to the awards, such amounts vest at retirement age and are paid out by March 15th of the subsequent year.
All awards of restricted stock are subject to a $5.00 minimum price per share when determining the number of shares awarded. The Compensation Committee retained the discretion to reduce any award by up to 30% of the amount otherwise earned based on the participant’s failure to achieve individual performance goals set by the committee.
Grant of Special Incentive Options. During 2017, the Compensation Committee authorized the special issuance of incentive stock options structured to vest only upon meeting both a two-year holding period and a performance target related to the price of the Company’s common stock. The two-year holding period began May 30, 2017. The performance target requires that the average high and low share price for the Company’s common stock must be at least $7.00 per share for five consecutive trading days any time during the period beginning on May 30, 2019 and ending on May 30, 2021. The options expire if either the holding period or the performance target are not met.
The special options were issued to the Company’s named executive officers and to other employees and key executives. Options issued to the Company’s named executive officers were as follows: Daniel K. Frierson - 40,000 at a strike price of $4.59 per share; D. Kennedy Frierson, Jr. - 25,000 at a strike price of $4.59 per share; Jon Faulkner- 15,000 - at a strike price of $4.17 per share; T. M. Nuckols 15,000 - at a strike price of $4.17 per share; and E. David Hobbs - 15,000- at a strike price of $4.17 per share.
2017 Awards. Cash awards were made to the following named executive officers in 2018 for 2017: Mr. Daniel K. Frierson - $257,656, Mr. D. Kennedy Frierson, Jr. - $125,975, Mr. Jon A. Faulkner - $84,351, Mr. T.M. Nuckols - $123,750, and Mr. E. David Hobbs - $55,000. Primary long-term incentive share awards were granted in 2018 with respect to 2017 for the following named executive officers: Mr. Daniel K. Frierson - 47,575 shares, Mr. D. Kennedy Frierson, Jr. - 24,038 shares, Mr. Jon A. Faulkner - 19,100 shares, Mr. T.M. Nuckols - 21,493 shares, and Mr. E. David Hobbs - 15,362 shares. Career Share Awards were granted in 2018 for 2017 for the following named executive officers: Mr. Daniel K. Frierson - 25,000 shares, Mr D. Kennedy Frierson, Jr. - 22,400 shares, Mr. Jon A. Faulkner - 16,200 shares, Mr. T.M. Nuckols - 11,000 shares, and Mr. E. David Hobbs - 9,200 shares.
Incentive Compensation Applicable to 2018. Following year-end, the Committee adopted an incentive plan for 2018 providing for possible cash incentive awards and restricted stock awards in the form of Long-Term Incentive Share Awards and Career Share awards, as in prior years, and similar in structure to the annual plan adopted for 2017, but with a lower initial level of Primary Long Term Incentive Share Awards. Any such awards, if earned, would be paid, in the case of the cash award, or granted, in the case of the restricted stock awards, in March 2019.
Retirement Plans and Other Benefits. The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by businesses with which the Company competes for executive talent.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Although the plans permit the Company to make discretionary contributions in an aggregate amount equal to up to 3% of the executive officer’s cash compensation, for 2017 the Company made a contribution of 1% to the qualified plan, while no Company contributions were made to the non-qualified plan.
Compensation Considerations for 2017 and 2018. The tax effect of possible forms of compensation on the Company and on the executive officers is a factor considered in determining types of compensation to be awarded. Similarly, the accounting treatment accorded various types of compensation may be an important factor used to determine the form of compensation. The deductibility, for tax purposes, of compensation paid to named executive officers is subject to limits imposed by Section 162 of the Internal Revenue Code. Annual compensation exceeding $1 million was non-deductible unless earned and paid as qualifying “performance based compensation,” under technical rules established by Code section 162(m). The "Tax Cuts and Jobs Act of 2017", eliminated the performance based compensation exception to the non-deductibility rules of section 162. Accordingly, all compensation in excess of $1 million paid to any of the Company's named executive officers (and the Chief Financial Officer) in any given year will be non-deductible. In determining whether to grant otherwise earned awards for 2017 that would be non-deductible, under the new rules, the Committee considered the possible tax effects of any such awards.

The Company held a “Say on Pay” vote at its annual meeting in 2017. At that meeting, in excess of 98% of the votes were cast “For” approval of our executive compensation as described in the Proxy Statement for that meeting. The Committee intends to consider these results as part of its ongoing review of executive compensation.

Termination Benefits. Upon a Participant's reaching retirement age (as defined in the plan), all Long-Term Incentive Plan and Career Share restricted stock awards vest to the extent such awards have been expensed in the Company’s financial statements. As of year-end, Daniel K. Frierson, and Mr. E. David Hobbs were the only Named Executive Officers eligible for retirement in accordance with the terms of the restricted stock awards. If Mr. Frierson had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 9,856 shares and $37,945. If Mr. Hobbs had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 1,518 shares and $5,844. For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company’s Common Stock, which was $3.85/share.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.
Based on our review and the discussions we held with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Materials.
Respectfully submitted,
Lowry F. Kline, Chairman
William F. Blue, Jr.
Walter W. Hubbard

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned during the fiscal years ended December 26, 2015, December 31, 2016 and December 30, 2017 for (i) the Company's Chief Executive Officer; and (ii) the Company's Chief Financial Officer, (iii) the three other most highly compensated executive officers who served as such during the fiscal year ended December 30, 2017 (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)	Nonqualified Compensation Earnings ($)(h)(4)	All Other Compensation ($)(i)(5)	Total ($) (j)

Daniel K Frierson Chief Executive Officer	2017	625,000	—	—	55,748	—	5,087	685,835
	2016	625,000	—	109,000	—	—	5,479	739,479
	2015	625,000	—	1,102,427	—	—	5,004	1,732,431

D. Kennedy Frierson, Jr. Chief Operating Officer	2017	320,000	—	—	34,842	—	4,874	359,716
	2016	320,000	—	97,664	—	—	5,479	423,143
	2015	320,000	—	108,355	—	—	5,004	433,359

Jon A. Faulkner, Chief Financial Officer	2017	270,000	—	—	23,366	—	4,602	297,968
	2016	270,000	—	70,632	—	—	5,389	346,021
	2015	270,000	—	78,363	—	—	5,004	353,367

T.M. Nuckols, Vice President, President, Dixie Residential	2017	248,958	—	87,200	23,366	—	2,172	361,696
	2016	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—

E. David Hobbs, Vice President, President, Dixie Commercial	2017	247,500	—	—	23,366	—	—	270,866
	2016	203,437	—	16,786	—	—	3,705	223,928
	2015	192,500	—	18,622	—	—	3,651	214,773

(1)	Includes all amounts deferred at the election of the Named Executive Officer.

(2)	Cash bonuses are shown in the year granted, not earned, because employment through year-end is a condition of earning the award.

(3)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year presented of stock awards to the Named Executive Officers.

(4)
The Dixie Group does not provide above-market or preferential earnings on deferred compensation. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented.

(5)	The following table is a summary and quantification of all amounts included in column (i).

 All Other Compensation

Name (a)	Year (b)	Registrant Contributions to Defined Contributions Plans ($)(c)	Insurance Premiums ($)(d)	Other ($)(f) (1&2)	Total Perquisites and Other Benefits($)(g)

Daniel K. Frierson	2017	2,208	2,879		5,087
	2016	2,600	2,879		5,479
	2015	2,125	2,879		5,004

D. Kennedy Frierson, Jr.	2017	2,208	2,666		4,874
	2016	2,600	2,879		5,479
	2015	2,125	2,879		5,004

Jon A. Faulkner	2017	2,208	2,394		4,602
	2016	2,600	2,789		5,389
	2015	2,125	2,879		5,004

T.M. Nuckols	2017		2,172		2,172
	2016				—
	2015				—

E. David Hobbs	2017	2,034	1,845		3,879
	2016	1,925	1,780		3,705
	2015	1,808	1,793	50	3,651

(1)	No named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination plans for the period presented.

Grants of Plan-Based Awards

Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name (a)	Grant Date (b)			Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($)
		Securities Underlying Options (#) (j)	Base Price of Option ($/#) (k)

Daniel K. Frierson	5/30/2017	40,000	$4.59		$55,748

D. Kennedy Frierson, Jr.	5/30/2017	25,000	$4.59		$34,842

Jon A. Faulkner	5/30/2017	15,000	$4.17		$23,366

T.M. Nuckols	3/10/2017			20,000	$87,200
	5/30/2017	15,000	$4.17		$23,366

E. David Hobbs	5/30/2017	15,000	$4.17		$23,366

(1)	The amount set forth in the table reflects the grant date fair value of the award determined in accordance with FASB ASC Topic 718.

All awards of restricted stock made to the Named Executive Officers under the 2017 Incentive Compensation Plan were granted in 2018, in accordance with the terms of the plan. Such awards are as follows:

Name	Long-Term Incentive Award Shares (1)	Career Shares (1)	Total Shares
Daniel K. Frierson*	47,575	25,000	72,575

D. Kennedy Frierson, Jr.*	24,038	22,400	46,438

Jon A. Faulkner	19,100	16,200	35,300

T.M. Nuckols	21,493	11,000	32,493

E. David Hobbs	15,362	9,200	24,562

*Pursuant to Mr. Daniel K. Frierson's election 36,288 shares of the total of his awards were granted as shares of Class B Common Stock and pursuant to Mr. D. Kennedy Frierson, Jr.'s election, 45,268 shares of the total of his awards were granted as Class B Common Stock.

(1) Share awards are subject to a $5.00 minimum valuation per share when determining the amount of shares to be rewarded.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c) (1)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)(2)
Daniel K. Frierson	—	—	26,814	92,919

D. Kennedy Frierson, Jr.	—	—	3,469	12,021

Jon A. Faulkner	—	—	2,946	10,209

T.M. Nuckols	—	—	—	—

E. David Hobbs	—	—	2,970	10,292

(1)	The value realized is calculated as average of the high and low price on the relevant exercise date minus the option price times the number of acquired shares.
(2) The value realized is calculated as the average of the high and low price on the relevant vesting date times the number of vested shares.

The following table sets forth information concerning the Company’s Non-Qualified Defined Contribution Plan for each of the Named Executive Officers for the fiscal year ended December 30, 2017. The Company does not maintain any other non-tax qualified deferred compensation plans. There were no withdrawals or distributions by or to the Named Executive Officers in the fiscal year ended 2016.
Nonqualified Deferred Compensation

Name (a)	Executive Contribution in Last FY ($)(b)(1)(2)	Registrant Contribution in Last FY ($)(c)(1)(2)	Aggregate Earnings in Last FY ($) (d)(1)(2)(3)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last FYE ($)(f)
Daniel K. Frierson	31,250	—	496,420	—	2,718,643

D. Kennedy Frierson, Jr.	19,200	—	113,578	—	625,011

Jon A. Faulkner	—	—	219,885	—	1,489,103

T.M. Nuckols	—	—	—	—	—

E. David Hobbs	29,700	—	10,566	—	94,482

(1)	For each of the named executive officers, the entire amount reported in this column (b) is included within the amount report in column (c) of the 2017 Summary Compensation Table.

(2)
None of the amounts reported in this column (d) are reported in column (h) of the 2017 Summary Compensation Table because the Company does not pay guaranteed, above-market or preferential earnings on deferred compensation.

(3)
Amounts reported in this column (f) for each named executive officer include amounts previously reported in the Company's Summary Compensation Table last year when earned if that officer's compensation was required to be disclosed in the previous year. This total reflects the cumulative value of each named executive officer's deferrals and investment experience.

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at fiscal year-end.
 Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name (a)	Exercisable(#)(b)	Unexercisable (#)(c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)

Daniel K. Frierson	50,000	—	—	5.00	11/4/2019	112,500	433,125
		40,000		4.59	5/30/2022

D. Kennedy Frierson, Jr.	22,000	—	—	5.00	11/4/2019	86,892	334,534
		25,000		4.59	5/30/2022

Jon A. Faulkner	11,000	—	—	5.00	11/4/2019	71,543	275,441
		15,000		4.17	5/30/2022

T.M. Nuckols	—	15,000	—	4.17	5/30/2022	20,000	77,000

E. David Hobbs	—	15,000	—	4.17	5/30/2022	1,925	7,411

(1)
The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company’s Common Stock at year-end ($3.85/share) by the number of shares of unvested restricted stock subject to the award.

DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($) (b)(1)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(3)	All Other Compensation ($) (e)(4)	Total ($)

William F. Blue, Jr.	33,500	14,040	—	—	47,540

Charles E. Brock	30,500	14,040	—	—	44,540

Walter W. Hubbard	31,500	14,040	—	—	45,540

Lowry F. Kline	41,500	14,040	—	—	55,540

Hilda S. Murray	30,500	14,040	—	—	44,540

John W. Murrey, III	34,500	14,040	—	—	48,540

Michael L. Owens	37,500	14,040	—	—	51,540

(1)
Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $36,000, payable $18,000 in cash and the remainder in Performance Units (subject, for payments made in 2015, 2016 and 2017, to a $5.00 minimum value per unit). For 2017 the value awarded was $14,040 in Performance Units determined as of the date of grant. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Chairmen of the Audit and Compensation committees receive an additional annual payment of $8,000 and the Chairmen of the Nominations and Corporate Governance Committee receives an additional annual payment of $4,000. Also, directors receive reimbursement of the expenses they incur in attending all board and committee meetings. In addition to the annual retainer, directors who are not employees of the Company receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended.

(2)
The value presented is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The value of the Performance Units awarded to each non-employee director under the Company's 2016 Incentive Compensation Plan was $14,040.

At fiscal year-end, each non-employee director was issued the following outstanding equity awards, with respect to service for 2017:

Name (a)	Performance Units (#)(b)(1)

William F. Blue, Jr.	3,600

Charles E. Brock	3,600

Walter W. Hubbard	3,600

Lowry F. Kline	3,600

Hilda S. Murray	3,600

John W. Murrey, III	3,600

Michael L. Owens	3,600

(1)
The performance units represent an equal number of shares of the Company's Common Stock. At year-end, the aggregate value of such stock was $97,020, determined by multiplying the number of performance units issued by the year-end per share market value of the Company's Common Stock ($3.85/share).

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under recent amendments to the Securities Exchange Act of 1934, our stockholders may cast an advisory vote on the compensation of our Named Executive Officers, as described in this proxy statement.
Our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal 2017 compensation of our Named Executive Officers.
We are asking our Shareholders to indicate their approval of our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.
We recommend that stockholders vote, on an advisory basis, “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables and related narrative executive compensation disclosure in this proxy statement.”
The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the total votes cast on Proposal Two at the annual meeting. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote. As this vote is an advisory vote, the outcome is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers. Our Board of Directors and our Compensation Committee, however, value the opinions of our stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.
The Board of Directors recommends that the Company’s shareholders vote FOR the approval of Proposal Two.

PROPOSAL THREE
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY SAY-ON-PAY VOTES
Our stockholders also have the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on Proposal Three, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. You will have the opportunity to vote on this issue at least once every six years.
Our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our company. Accordingly, our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years. You may also abstain from voting. The option that receives the highest number of advisory votes by shareholders will be the frequency for the advisory vote on executive compensation deemed to have been selected by stockholders. Abstentions and broker non-votes wil have no effect on the outcome of the vote.
As the vote is advisory and not binding, the Board of Directors may decide that it is in the best interests of the Company and its shareholders to hold an advisory vote on executive compensation more or less frequently than the option selected by our shareholders (but not less often than once every three years). However, we value the opinions of our shareholders and will consider the outcome of the advisory vote in deciding how often to hold the advisory vote on executive compensation in future years.
The Board of Directors recommends a vote FOR the frequency of the say-on-pay advisory vote to be "one year".

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2018
The firm of Dixon Hughes Goodman LLP served as independent registered public accountants for the Company for fiscal year 2017. Subject to ratification of its decision by the Company’s shareholders, the Company has selected the firm of Dixon Hughes Goodman LLP to serve as its independent registered public accountants for its 2018 fiscal year. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.
The Board of Directors recommends that that the Company’s shareholders vote FOR Proposal Four.
In the event that the Company’s shareholders do not ratify the selection of Dixon Hughes Goodman LLP as independent registered public accountants for fiscal 2018, the Board of Directors will consider other alternatives, including appointment of another firm to serve as independent registered public accountants for fiscal 2018.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Dixon Hughes Goodman LLP for services provided during fiscal year 2016 and 2017:

	2017	2016
Audit fees paid to Dixon Hughes Goodman LLP (1)	$652,536	$663,899
Audit related fees (2)	$23,612	$—
Tax fees (3)	$174,975	$—
All other fees (4)	$—	$8,187
Total Audit Fees	$851,123	$672,086

(1)
Represents fees for professional services paid to Dixon Hughes Goodman LLP provided in connection with the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, review of other SEC filings and technical accounting issues during 2016 and 2017.

(2)	Represents fees for discussions of recent accounting pronouncements and review of SEC comment letter.

(3)	Represents fees for tax compliance and tax planning services.

(4)	Represents fees related to a registration statement.

It is the policy of the Audit Committee to pre-approve all services provided by its independent registered public accountants. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the fees were approved by the Audit Committee pursuant to the de minimis exception of Reg. S-X T Rule 2-01(c)(7)(i)(C).

SHAREHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2019 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 17, 2018, to be considered for inclusion in the Company's proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, P.O. Box 2007, Dalton, Georgia 30722-2007, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Corporate Secretary at the Company’s corporate headquarters, P.O. Box 2007, Dalton, Georgia 30722-2007.
ADDITIONAL INFORMATION
The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson
Chairman of the Board
Dated: March 23, 2018

THE DIXIE GROUP

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card — Class A Common Stock

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 4. With respect to Proposal 3, the Board of Directors recommends a vote FOR "One Year."

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - William F. Blue, Jr.	☐	☐	02 - Charles E. Brock	☐	☐	03 - Daniel K. Frierson	☐	☐
04 - D. Kennedy Frierson, Jr.	☐	☐	05 - Walter W. Hubbard	☐	☐	06 - Lowry F. Kline	☐	☐
07 - Hilda S. Murray	☐	☐	08 - Michael L. Owens	☐	☐			

	For	Against	Abstain
2. For approval of the Company's Executive Compensation for its named executive officers ("Say-on-Pay").	☐	☐	☐
4. For Ratification of Appointment of the firm of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2018.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of Say-on-Pay vote.	☐	☐	☐	☐

Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith. NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 3 6 4 1 8 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02RH6C

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Dixie Group, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS

May 2, 2018

The undersigned hereby appoints Daniel K. Frierson, Lowry F. Kline, and Michael L. Owens, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Corporate offices, Dalton, Georgia, at 8:00 A.M., Eastern Time, on May 2, 2018, and any adjournment or adjournments thereof, as stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF:

PROPOSAL 1 – FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES.

PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF THE SAY-ON-PAY VOTE, "ONE YEAR."

PROPOSAL 4 – FOR RATIFICATION OF APPOINTMENT OF THE FIRM OF DIXON HUGHES GOODMAN LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2018.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.